EVERY SHAREHOLDER'S VOTE IS IMPORTANT


PROXY                                                                      PROXY


                        SPECIAL MEETING OF SHAREHOLDERS
                       THE INTERNATIONAL EQUITY PORTFOLIO
                                [MARCH 8, 2016]

The undersigned hereby revokes all previous proxies for his/her shares and appoints __________, __________ and _________, and each of them, proxies of the undersigned with full power of substitution to vote all shares of The International Equity Portfolio ("International Equity Portfolio") that the undersigned is entitled to vote at the International Equity Portfolio's meeting to be held at the offices of Stradley Ronon Stevens & Young, LLP located at 2005 Market Street, 26th Floor, Philadelphia, PA 19103, on March 8, 2016 at 3:00 p.m., Eastern Time, including any adjournments thereof (the "Meeting"), as indicated on the reverse side of this proxy card, and in their discretion upon other business as may properly be brought before the Meeting.

The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF DELAWARE POOLED TRUST (THE "TRUST") ON BEHALF OF THE INTERNATIONAL EQUITY PORTFOLIO.

It will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR THE PROPOSAL REGARDING THE REORGANIZATION OF THE INTERNATIONAL EQUITY PORTFOLIO PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE TRUST, ON BEHALF OF THE INTERNATIONAL EQUITY PORTFOLIO AND GALLERY TRUST, ON BEHALF OF MONDRIAN INTERNATIONAL EQUITY FUND.

The Proxy holders will vote in their discretion on any other matters that may properly come before the Meeting.

IMPORTANT: PLEASE SEND IN YOUR PROXY TODAY. PLEASE SIGN AND DATE ON THE REVERSE SIDE.

YOU ARE URGED TO DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY. THIS WILL SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.

                  Please detach at perforation before mailing.
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                         (Continued on the other side)

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                       PLEASE SIGN, DATE AND RETURN YOUR
                                  PROXY TODAY








                  Please detach at perforation before mailing.
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THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL
1.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: [X]

1.   To approve an Agreement and Plan of Reorganization between Delaware Pooled       FOR    AGAINST   ABSTAIN
     Trust, on behalf of The International Equity Portfolio (the "Target Fund")
     and Gallery Trust, on behalf of the Mondrian International Equity Fund (the      [  ]     [  ]      [  ]
     "Acquiring Fund") that provides for (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the
     Acquiring Fund in exchange for shares of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c)
     the liquidation and termination of the Target Fund.

                                        VOTE VIA THE INTERNET:  WWW._______
                                        VOTE VIA THE TELEPHONE: 1-800-________
                                        CONTROL NUMBER: [______]

                                        Note: Please sign exactly as your name
                                        appears on the proxy. If signing for
                                        estates, trusts or corporations, your
                                        title or capacity should be stated. If
                                        shares are held jointly, one or more
                                        joint owners should sign personally.

                                        ___________________________________
                                        Signature
                                        _______________________________ 2016
                                        Dated


                  IMPORTANT: PLEASE SEND IN YOUR PROXY TODAY.

  PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS
                         REQUIRED IF MAILED IN THE U.S.